Exhibit 99.1

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Seacoast Commerce Banc Holdings (“Seacoast”), as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 filed on the date hereof (the “Registration Statement”) relating to the proposed merger of Seacoast with and into Enterprise Financial Services Corp and to the references to such opinion and the quotation or summarization of such opinion contained therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

KEEFE, BRUYETTE & WOODS, INC.

Dated: September 11, 2020

Keefe, Bruyette & Woods, Inc.  •  One Montgomery Street, Suite 3700, San Francisco, CA 94104